Exhibit 99.1

SWS Group, Inc. Reports Financial Results for

Second Quarter of Fiscal 2014

DALLAS, February 5, 2014 – SWS Group, Inc. (NYSE: SWS) (“SWS” or the “Company”) today reported net income of $1.7 million, or $0.05 per diluted share, for its second quarter of fiscal 2014 on net revenues of $68.5 million, as compared to net income of $10.4 million, or $0.09 per diluted share, on net revenues of $75.3 million for the second quarter of fiscal 2013. The fiscal 2014 second quarter financial results include a $2.1 million unrealized pre-tax loss from the change in value of the Company’s outstanding warrants, as compared to an $11.8 million unrealized pre-tax gain in the second quarter of last fiscal year.

“Our results this quarter demonstrate our continued progress on the execution of our strategy to improve operating results through a combination of cost-cutting and revenue initiatives,” said James H. Ross, Chief Executive Officer of SWS Group, Inc. “While much work remains ahead of us, we are pleased that each of our operating segments reported pre-tax profits in our second quarter, with our Clearing, Retail and Banking segments showing improvement over last year. As we enter our second half of fiscal 2014, we remain focused on continuing this momentum and returning SWS Group to consistent profitability for the benefit of our shareholders.”

The $6.9 million decrease in net revenues in the fiscal 2014 second quarter, as compared to the same period last fiscal year, was primarily due to a $3.7 million decline in net gains on principal transactions and a $3.0 million decline in net interest revenue, as well as decreases in commissions revenue and investment banking, advisory and administrative fees. The decline in fiscal 2014 second quarter net gains on principal transactions, as compared to the same quarter last fiscal year, was primarily driven by a $3.5 million decrease in the Other segment which realized a $3.6 million gain on investments from the sale of its shares of U.S.

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SWS Reports Second Quarter Fiscal 2014 Results / 2

Home Systems common stock in the prior year quarter. The decrease in fiscal 2014 second quarter net interest revenue, as compared to the same quarter last fiscal year, was primarily due to a $2.2 million decrease in net interest revenues in the Banking segment due to a 32 percent decrease in average loan balances and a 70 basis point decrease in net interest yield at the Company’s banking subsidiary, Southwest Securities, FSB (the “Bank”).

Fiscal 2014 second quarter operating expenses increased 12.5 percent, or $7.5 million, as compared to the same period last fiscal year, primarily due to a $13.8 million increase in the change in value of the Company’s outstanding warrants with Hilltop and Oak Hill. The increase was partially offset by a $3.2 million decrease in commissions and other employee compensation expense, a $1.9 million decrease in other expenses and a $1.4 million increase in the Bank’s loan loss recapture in the fiscal 2014 second quarter.

For the first half of fiscal 2014, the Company reported net income of $2.0 million, or $0.06 per diluted share, on net revenues of $137.5 million, as compared to net income of $4.7 million, or $0.13 per diluted share, on net revenues of $149.5 million for the first half of fiscal 2013.

Clearing Segment

The Clearing segment reported pre-tax income of $1.3 million on net revenues of $5.3 million in the fiscal 2014 second quarter, as compared to a pre-tax loss of $115,000 on net revenues of $4.7 million in the second quarter of fiscal 2013. The increase in net revenues was driven by a $483,000 increase in other revenues, primarily due to a $502,000 increase in servicing fee income received from a third party administrator in the fiscal 2014 second quarter, as compared to the same period last year. Net interest revenue in the Clearing segment increased 4 percent, while clearing revenue increased 2 percent. Revenue per ticket increased to $12.21 in the fiscal 2014 second quarter from $8.43 in the fiscal 2013 second quarter due to a change in the mix of tickets processed. Tickets processed for high-volume trading firms declined 89 percent for the three months ended December 31, 2013, as compared to the same period last fiscal year, while tickets processed for general securities broker-dealers increased by 9 percent. One half of the decline in high-volume tickets processed was due to the loss of one correspondent through a broker-dealer withdrawal.

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SWS Reports Second Quarter Fiscal 2014 Results / 3

Clearing segment operating expenses decreased 18 percent to $4.0 million in the fiscal 2014 second quarter, from $4.8 million in the second quarter of fiscal 2013, primarily due to a 19 percent decrease in operations and information technology expense.

Retail Segment

For the second quarter of fiscal 2014, the Retail segment reported pre-tax income of $3.0 million on net revenues of $28.1 million, as compared to pre-tax income of $528,000 on net revenues of $26.1 million in the second quarter of fiscal 2013. The 7 percent increase in net revenues was driven by the Company’s Private Client Group (“PCG”), primarily due to increased retail client activity and success in retaining key producers. Advisory fees increased in all areas of the segment due to a 27 percent increase in assets under management, while total customer assets increased to $14.8 billion at December 31, 2013, from $13.6 billion at December 31, 2012. In addition, other revenues increased $510,000, primarily due to a $403,000 increase in servicing fee income received from a third party administrator.

Institutional Segment

The Institutional segment reported pre-tax income of $5.9 million on net revenues of $27.3 million in the fiscal 2014 second quarter, as compared to pre-tax income of $9.3 million on net revenues of $32.6 million in the fiscal 2013 second quarter. The largest contributors to the decrease in net revenues were a $2.2 million decrease in commission revenues and a $2.2 million decrease in investment banking, advisory and administrative fees. The decrease in commission revenues was driven by a $1.7 million decrease in portfolio trading, which executed fewer shares during the three months ended December 31, 2013, as compared to the three months ended December 31, 2012. The decline in investment banking, advisory and administrative fees in the fiscal 2014 second quarter, as compared to the same period last fiscal year, was primarily due to a $1.5 million decrease in taxable fixed income underwriting fees and a $1.2 million decrease in the corporate finance business, which the Company exited in the fourth quarter of fiscal 2013. These decreases were partially offset by a $552,000 increase in municipal finance fees due to a more favorable mix in public finance deal flow.

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SWS Reports Second Quarter Fiscal 2014 Results / 4

Institutional segment operating expenses in the fiscal 2014 second quarter decreased 8 percent to $21.3 million from $23.2 million in the second quarter of fiscal 2013, primarily due to a $2.4 million decrease in compensation expense as a result of weaker segment revenues.

Banking Segment

The Banking segment reported pre-tax income of $5.3 million on net revenues of $10.5 million in the fiscal 2014 second quarter, as compared to net income of $3.0 million on net revenues of $11.8 million in the second quarter of fiscal 2013. The decline in net revenues was primarily due to a $2.2 million decrease in net interest revenues, driven by a 32 percent decrease in average loan balances and a 70 basis point decrease in the net yield on interest earning assets. The decrease in net interest revenues was partially offset by an $898,000 increase in operating revenues, primarily due to a $722,000 increase in net gains on real estate owned (REO) sales, a $703,000 increase in gains on interest rate swap transactions and a $281,000 increase on gains from sales of Small Business Administration loans. These increases were partially offset by a $738,000 decrease in gains recognized on the valuation of the Bank’s equity method investments.

The Bank’s operating expenses in the fiscal 2014 second quarter decreased $3.7 million, or 42 percent, to $5.1 million from $8.8 million in the fiscal 2013 second quarter. Other operating expenses decreased $1.4 million, primarily due to decreases in REO related expenses, regulatory fees and outside services, while commissions and other employee compensation decreased $797,000. In addition, the Bank’s loan loss recapture increased to $2.8 million for the three months ended December 31, 2013, from $1.5 million for the three months ended December 31, 2012.

At December 31, 2013, the Bank’s allowance for loan losses was $9.4 million, or 2.29 percent of loans held for investment, excluding purchased mortgage and fair value loans, as compared to $18.6 million, or 4.10 percent of loans held for investment, excluding purchased mortgage and fair value loans, at December 31, 2012.

Non-performing assets decreased 48 percent to $26.9 million at December 31, 2013, from $51.9 million at December 31, 2012. Total classified assets at December 31, 2013, were $48.0 million, or 27.2 percent of capital plus allowance for loan losses, as compared to $81.4 million, or 42.9 percent of capital plus allowance for loan losses, at December 31, 2012.

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SWS Reports Second Quarter Fiscal 2014 Results / 5

At December 31, 2013, the Bank’s Tier 1 (core) capital ratio was 13.8 percent and total risk-based capital ratio was 27.4 percent, as compared to a Tier 1 (core) capital ratio of 13.0 percent and total risk-based capital ratio of 19.3 percent at December 31, 2012.

Conference Call

SWS Group will hold a conference call to discuss its results for the fiscal 2014 second quarter on Thursday, February 6, 2014, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The conference call will be broadcast live over the internet: http://www.videonewswire.com/event.asp?id=97606. An archive of the webcast will also be posted to the Company’s website at www.swst.com.

About SWS Group

SWS Group, Inc. is a Dallas-based holding company offering a broad range of investment and financial services through its subsidiaries. The Company’s common stock is listed and traded on the New York Stock Exchange under the symbol SWS. SWS Group, Inc. subsidiaries include Southwest Securities, Inc., SWS Financial Services, Inc., and Southwest Securities, FSB.

Forward-Looking Statements

This news release contains forward-looking statements. Readers are cautioned that any forward-looking statements, including those predicting or forecasting future events or results, which depend on future events for their accuracy, embody projections or assumptions, or express the intent, belief or current expectations of the company or management, are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially as a result of various factors, some of which are out of the Company’s control, including, but not limited to, volume of trading in securities, volatility of securities prices and interest rates, liquidity in capital and credit markets, availability of lines of credit, customer margin loan activity, creditworthiness of the Company’s correspondents, trading counterparties and customers, demand for housing, general economic conditions, especially in Texas and New Mexico, changes in the commercial lending and regulatory environments and other factors discussed in the Company’s Annual Report on Form 10-K and in the Company’s other reports filed with and available from the Securities and Exchange Commission.

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SWS Reports Second Quarter Fiscal 2014 Results / 6

Segment Results

	Net Revenues		Pre-Tax Income
	Three Months Ended		Three Months Ended
(In thousands)	Dec. 31, 2013	Dec. 31, 2012	Dec. 31, 2013	Dec. 31, 2012
Clearing	$5,301	$4,721	$1,339	$(115)
Retail	28,071	26,124	3,003	528
Institutional	27,265	32,558	5,949	9,339
Bank	10,464	11,771	5,324	2,972
Other consolidated entities	(2,615)	171	(14,346)	2,886

Consolidated	$68,486	$75,345	$1,269	$15,610

Non-GAAP Reconciliation

SWS has included the presentation of Adjusted Pre-tax Income, which is Income before income tax expense (benefit), excluding the impact of the valuation adjustment for the warrants held by Hilltop and Oak Hill and the impact of the loan loss recapture for the banking segment. Adjusted Pre-tax Income is a non-GAAP financial measure as defined by Securities and Exchange Commission rules. SWS believes that the presentation of this non-GAAP financial measure provides useful information by excluding these items, which may not be indicative of the Company’s core operating results. While management believes this non-GAAP financial measure is useful in evaluating SWS, this information should be considered as supplemental in nature and not as a substitute for, or superior to, the related financial information prepared in accordance with GAAP.

	Three Months Ended
(In thousands)	Dec. 31, 2013	Dec. 31, 2012
Income before income tax expense (benefit)	$1,269	$15,610
Loan loss recapture	(2,825)	(1,450)
Valuation adjustment for warrants	2,058	(11,761)

Adjusted pre-tax income (non-GAAP)	$502	$2,399

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SWS Reports Second Quarter Fiscal 2014 Results / 7

SWS GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Financial Condition

December 31, 2013 and June 30, 2013

(In thousands, except par values and share amounts)

	December 31, 2013	June 30, 2013
	(Unaudited)
Assets
Cash and cash equivalents	$121,130	$111,046
Restricted cash and cash equivalents	30,049	30,047
Assets segregated for regulatory purposes	174,614	164,737
Receivable from brokers, dealers and clearing organizations	1,807,189	1,698,474
Receivable from clients, net of allowances	266,573	286,446
Loans, net	528,217	608,583
Securities owned, at fair value	236,202	209,633
Securities held to maturity	14,595	17,423
Securities purchased under agreements to resell	73,381	51,996
Goodwill	7,552	7,552
Securities available for sale	580,291	503,276
Other assets	90,869	91,160

Total assets	$3,930,662	$3,780,373

Liabilities and Stockholders’ Equity
Short-term borrowings	$75,000	$131,500
Payable to brokers, dealers and clearing organizations	1,675,572	1,532,971
Payable to clients	366,569	335,655
Deposits	994,765	993,719
Securities sold under agreements to repurchase	62,314	37,012
Securities sold, not yet purchased, at fair value	155,103	134,735
Drafts payable	26,445	28,889
Advances from Federal Home Loan Bank	98,251	97,565
Long-term debt, net	85,350	83,102
Warrants	24,288	24,197
Other liabilities	53,541	65,742

Total liabilities	3,617,198	3,465,087

Commitments and contingencies

Stockholders’ equity:
Preferred stock of $1.00 par value. Authorized 100,000 shares; none issued	—	—
Common stock of $0.10 par value. Authorized 60,000,000 shares, issued 33,312,140 and outstanding 32,747,990 shares at December 31, 2013; issued 33,312,140 and outstanding 32,629,213 shares at June 30, 2013	3,331	3,331
Additional paid-in capital	323,963	325,030
Accumulated deficit	(1,377)	(3,361)
Accumulated other comprehensive income – unrealized holding loss, net of tax	(9,391)	(5,334)
Deferred compensation, net	3,203	3,352
Treasury stock (564,150 shares at December 31, 2013 and 682,927 shares at June 30, 2013, at cost)	(6,265)	(7,732)

Total stockholders’ equity	313,464	315,286

Total liabilities and stockholders’ equity	$3,930,662	$3,780,373

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SWS Reports Second Quarter Fiscal 2014 Results / 8

SWS GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Comprehensive (Loss) Income

For the three and six-months ended December 31, 2013 and 2012

(In thousands, except per share and share amounts)

(Unaudited)

	Three Months Ended December 31, 2013	Three Months Ended December 31, 2012	Six Months Ended December 31, 2013	Six Months Ended December 31, 2012
Revenues:
Net revenues from clearing operations	$2,213	$2,177	$4,506	$4,316
Commissions	29,788	31,367	60,311	63,690
Interest	22,054	23,271	43,228	49,896
Investment banking, advisory and administrative fees	10,084	11,495	21,399	22,165
Net gains on principal transactions	7,465	11,170	15,640	19,652
Other	8,331	5,577	14,894	11,762

Total revenue	79,935	85,057	159,978	171,481
Interest expense	11,449	9,712	22,497	22,027

Net revenues	68,486	75,345	137,481	149,454

Non-interest expenses:
Commissions and other employee compensation	48,766	52,002	101,329	106,261
Occupancy, equipment and computer service costs	7,729	7,563	15,481	15,260
Communications	3,362	3,335	6,710	6,554
Floor brokerage and clearing organization charges	1,073	939	2,185	1,962
Advertising and promotional	612	737	1,262	1,405
Loan loss recapture	(2,825)	(1,450)	(3,291)	(1,450)
Other	6,442	8,370	12,290	16,460

Total non-interest expenses	65,159	71,496	135,966	146,452

Other gains (losses):
Unrealized (loss) gain on warrants valuation	(2,058)	11,761	(91)	3,576

Income before income tax (benefit) expense	1,269	15,610	1,424	6,578
Income tax (benefit) expense	(391)	5,241	(559)	1,853

Net income	1,660	10,369	1,983	4,725
Net loss recognized in other comprehensive (loss) income	(3,300)	(2,833)	(4,057)	(535)

Comprehensive (loss) income	$(1,640)	$7,536	$(2,074)	$4,190

Earnings per share – basic
Net income	$0.05	$0.32	$0.06	$0.14

Weighted average shares outstanding – basic	32,955,629	32,827,652	32,943,875	32,813,910

Earning per share – diluted
Net income	$0.05	$0.09	$0.06	$0.13

Weighted average shares outstanding – diluted	32,955,629	50,218,956	32,943,875	50,205,214

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CONTACT: Ben Brooks, Corporate Communications, 214.859.6351, bdbrooks@swst.com